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                                                                                                                         EXHIBIT 4.1


Number *0*                                                                                               Shares *0*

                                                                                                SEE REVERSE FOR IMPORTANT
                                                                                                NOTICE ON TRANSFER RESTRICTIONS
                                                                                                AND OTHER INFORMATION

                                                                                                                    CUSIP __________

                                                  THIS CERTIFICATE IS TRANSFERABLE
                                                     IN THE CITIES OF _________

                                                       DELPHI PROPERTIES, INC.
                                    a Corporation Formed Under the Laws of the State of Maryland

         THIS CERTIFIES THAT **Specimen**


is the owner of **Zero (0)** fully paid and nonassessable shares of ___% Non-cumulative Redeemable Exchangeable Series A Preferred
Stock, $.10 par value per share, mandatorily redeemable on          , 2043, subject to the requirements of the Maryland General
Corporation Law, of


                                                       Delphi Properties, Inc.

(the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the "Charter") and the Bylaws of the Corporation and any
amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

DATED __________________

Countersigned and Registered:
                  Transfer Agent
                  and Registrar                                                         _____________________________________(SEAL)
                                                                                        President


By:___________________________                                                          ___________________________________________
   Authorized Signature                                                                 Secretary

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                                                          IMPORTANT NOTICE

         The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of
Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter of the Corporation, a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the
Transfer Agent.

         The shares of Series A Preferred Stock represented by this certificate are subject to the terms of the Charter of the
Corporation and a certain Amended and Restated Exchange Agreement, dated July 22, 2003, requiring their exchange in certain circumstances into Series AA Preferred Stock of Delphi Corporation, a Delaware corporation. The Corporation will mail to the stockholder a copy of the Charter of the Corporation and such agreement, without charge, within five days after receipt of a written request therefor.

         The shares represented by this certificate are subject to restrictions on Constructive Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a REIT under the Code. If any of the restrictions on transfer or ownership are violated, the shares of Preferred Stock represented hereby may be automatically transferred to a Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms used in this legend have the meanings defined in the
Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of shares of Preferred Stock of the Corporation on request and without charge.

                                            ---------------------------------

                               KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN
                           OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A
                                 CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

                                            ---------------------------------

         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM    -  as tenants in common                    UNIF GIFT MIN ACT  ____________________       Custodian
         TEN ENT    -  as tenants by the entireties                               (Custodian)                    (Minor)
         JT TEN     -  as joint tenants with right of                             under Uniform Gifts to Minors Act of
                       survivorship and not as tenants                            __________________________
                       in common                                                  (State)
                         Additional abbreviations may also be used though not in the above list.


FOR VALUE RECEIVED, ________________________ HEREBY SELL, ASSIGN AND TRANSFER UNTO
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE ___________________
_________________________________________________________________________________________
(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)
____________________________ (______________) shares of Preferred Stock of the Corporation represented by this Certificate and do hereby irrevocably constitute and appoint ________________________________ attorney to transfer the said shares of Preferred Stock on the books of the Corporation, with full power of substitution in the premises.

Dated _______________________


                                                      _____________________________________________________________
                                                      NOTICE: The Signature To This Assignment Must Correspond With The Name As
                                                      Written Upon The Face Of The Certificate In Every Particular, Without
                                                      Alteration Or Enlargement Or Any Change Whatever.

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